PURCHASE AGREEMENT

THIS AGREEMENT is dated for reference the 27th day of OCTOBER, 2005.

BETWEEN:                        Kleinebar Resources Ltd.

                                           3000 Walton Avenue

                                           Coquitlam BC, Canada

                                            V3B 6V6

(the “Vendor”)

    OF THE FIRST PART

AND:

Crestview Development, Corporation

a Nevada corporation with its registered address at

Suite 880, 50 West Liberty Drive

Reno, Nevada  89501

(“Crestview”)

OF SECOND PART

WHEREAS:

A.

The Vendor is the owner of an undivided 100% right, title and interest in and to mineral claims described in this Agreement;

B.

Crestview wishes to acquire the purchase to acquire a 100% interest in the Vendor’s property on the terms and subject to the conditions contained in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1. DEFINITIONS

1.1

In this Agreement, the following terms will have the meaning set forth below:

(A)

"Exploration and Development" means any and all activities comprising or undertaken in connection with the exploration and development of the Property, the construction of a mine and mining facilities on or in proximity to the Property and placing the Property into commercial production;

(B)

"Property" means and includes:

(i)

all rights and appurtenances pertaining to the mining claims listed in Schedule A, including all water and water rights, rights of way, and easements, both recorded and unrecorded, to which the Vendor is entitled;

(A)

"Property Expenditures” means all reasonable and necessary monies expended on or in connection with Exploration and Development as determined in accordance with generally accepted accounting principles including, without limiting the generality of the foregoing:

(i)

the cost of entering upon, surveying, prospecting and drilling on the Property;

(ii)

the cost of any geophysical, geochemical and geological reports or surveys relating to the Property;

(iii)

all filing and other fees and charges necessary or advisable to keep the Property in good standing with any regulatory authorities having jurisdiction;

(iv)

all rentals, royalties, taxes (exclusive of all income taxes and mining taxes based on income and which are or may be assessed against any of the parties hereto) and any assessments whatsoever, whether the same constitute charges on the Property or arise as a result of the operation thereon;

(v)

the cost, including rent and finance charges, of all buildings, machinery, tools, appliances and equipment and related capital items that may be erected, installed and used from time to time in connection with Exploration and Development;

(vi)

the cost of construction and maintenance of camps required for Exploration and Development;

(vii)

the cost of transporting persons, supplies, machinery and equipment in connection with Exploration and Development;

(viii)

all wages and salaries of persons engaged in Exploration and Development and any assessments or levies made under the authority of any regulatory body having jurisdiction with respect to such persons or supplying food, lodging and other reasonable needs for such persons;

(ix)

all costs of consulting and other engineering services including report preparation;

(x)

the cost of compliance with all statutes, orders and regulations respecting environmental reclamation, restoration and other like work required as a result of conducting Exploration and Development; and

(xi)

all costs of searching for, digging, working, sampling, transporting, mining and procuring diamonds, other minerals, ores, and metals from and out of the Property;

1.

PURCHASE

1.1

The Vendor hereby grants to Crestview the exclusive right and purchase to acquire an undivided 100% right, title and interest in and to the Property (the “Purchase”) for total consideration consisting of a 3% Net Smelter Return attached as schedule “B” hereto, cash payments to the Vendor totalling $5,000 US and the incurrence of Property expenditures totalling $10,000 US to be made as follows:

(A)

upon execution of this Agreement, the payment to the Vendor of the sum of $5,000US;

(B)

     by July 31, 2006, the incurrence of Property Expenditures in the amount of $10,000US;

1.1

Upon making the cash payment and Property Expenditures as specified in Paragraph 2.1, Crestview shall have acquired an undivided 100% right, title and interest in and to the Property.

1.2

This Agreement is an only and the doing of any act or the making of any payment by Crestview shall not obligate Crestview to do any further acts or make any further payments.

3. TRANSFER OF TITLE

3.1 Upon execution of this Agreement, Crestview shall be entitled to record this Agreement against title to the Property.

3.2 Upon making the cash payment and Property Expenditures as specified in Paragraph 2.1, the Vendor shall deliver to Crestview a duly executed bill of sale or quit claim deed and such other executed documents of transfer as required, in the opinion of Crestview's lawyers, for the transfer of an undivided 100% interest in the Property to Crestview.

4. RIGHT OF ENTRY

4.1 During the currency of this Agreement, Crestview, its servants, agents and workmen and any persons duly authorised by Crestview, shall have the right of access to and from and to enter upon and take possession of and prospect, explore and develop the Property in such manner as Crestview in its sole discretion may deem advisable for the purpose of incurring Property Expenditures as contemplated by Section 2, and shall have the right to remove and ship there from ores, minerals, metals, or other products recovered in any manner there from.

5. COVENANTS OF CRESTVIEW

5.1               Crestview covenants and agrees that:

(A)

during the term of this Agreement, Crestview shall keep the Property clear of all liens, encumbrances and other charges and shall keep the Vendor indemnified in respect thereof;

(B)

Crestview shall carry on all operations on the Property in a good and workmanlike manner and in compliance with all applicable governmental regulations and restrictions including but not limited to the posting of any reclamation bonds as may be required by any governmental regulations or regulatory authorities;

(C)

during the term of the purchase herein, Crestview shall pay or cause to be paid any rates, taxes, duties, royalties, workers’ compensation or other assessments or fees levied with respect to its operations thereon and in particular Crestview shall pay the yearly claim maintenance payments necessary to maintain the claims in good standing;

(D)

Crestview shall maintain books of account in respect of its expenditures and operations on the Property and, upon reasonable notice, shall make such books available for inspection by representatives of the Vendor;

(E)

Crestview shall allow any duly authorised agent or representative of the Vendor to inspect the Property at reasonable times and intervals and upon reasonable notice given to Crestview, provided however, that it is agreed and understood that any such agent or representative shall be at his own risk in respect of, and Crestview shall not be liable for, any injury incurred while on the Property, howsoever caused;

(F)

Crestview shall allow the Vendor access at reasonable times to all maps, reports, sample results and other technical data prepared or obtained by Crestview in connection with its operations on the Property;

(G)

Crestview shall indemnify and save the Vendor harmless of and from any and all costs, claims, loss and damages whatsoever incidental to or arising out of any work or operations carried out by or on behalf of Crestview on the Property, including any liability of an environmental nature.

6. REPRESENTATIONS AND WARRANTIES

6.1            The Vendor hereby represents and warrants that:

(A)

the Property is in good standing with all regulatory authorities having jurisdictions and all required claim maintenance payments have been made;

(B)

it has not done anything whereby the mineral claims comprising the Property may be in any way encumbered;

(C)

it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents or any contract or other commitment to which it is party; and

(D)

the execution of this Agreement and the performance of its terms have been duly authorised by all necessary corporate actions including the resolution of its Board of Directors.

6.2            Crestview hereby represents and warrants that:

(A)

it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents or any contract or other commitment to which it is party; and

(B)

the execution of this Agreement and the performance of its terms have been duly authorised by all necessary corporate actions including the resolution of its Board of Directors.

7.

ASSIGNMENT

7.1   With the consent of the other party, which consent shall not be unreasonably withheld, Crestview and the Vendor has the right to assign all or any part of its interest in this Agreement and or in the Property, subject to the terms and conditions of this Agreement.  It shall be a condition precedent to any such assignment that the assignee of the interest being transferred agrees to be bound by the terms of this Agreement, insofar as they are applicable.

8.        CONFIDENTIALITY OF INFORMATION

8.1   Each of Crestview and the Vendor shall treat all data, reports, records and other information of any nature whatsoever relating to this Agreement and the Property as confidential, except where such information must be disclosed for public disclosure requirements of a public company.

9.        TERMINATION

9.1 Until such time as Crestview has acquired an undivided 85% interest in the Property pursuant to Section 2, this Agreement shall terminate upon any of the following events:

(A)

upon the failure of Crestview to make a payment or incur Property Expenditures required by and within the time limits prescribed by Paragraph 2.1;

(B)

in the event that Crestview, not being at the time in default under any provision of this Agreement, gives 30 day’s written notice to the Vendor of the termination of this Agreement;

(C)

in the event that Crestview shall fail to comply with any of its obligations hereunder, other than the obligations contained in Paragraph 2.1, and subject to Paragraph 11.1,  and within 30 days of receipt by Crestview of written notice from the Vendor of such default, Crestview has not:

(i)

cured such default, or commenced proceedings to cure such default and prosecuted same to completion without undue delay; or

(ii)

given the Vendor notice that it denies that such default has occurred.

9.2     In the event that Crestview gives notice that it denies that a default has occurred, Crestview shall not be deemed in default until the matter shall have been determined finally through such means of dispute resolution as such matter has been subjected to by either party.

Upon termination of this Agreement under Paragraph 10.1, Crestview shall:

(A)

transfer any interest in title to the Property, in good standing to the Vendor free and clear of all liens, charges, and encumbrances;

(B)

turn over to the Vendor copies of all maps, reports, sample results, contracts and other data and documentation in the possession of Crestview or, to the extent within Crestview’s control, in the possession of its agents, employees or  independent contractors, in connection with its operations on the Property; and

(C)

ensure that the Property is in a safe condition and complies with all environmental and safety standards imposed by any duly authorised regulatory authority.

Upon the termination of this Agreement under Paragraph 10.1, Crestview shall cease to be liable to the Vendor in debt, damages or otherwise save for the performance of those of its obligations which theretofore should have been performed, including those obligations in Paragraph 2.1.

Upon termination of this Agreement, Crestview shall vacate the Property within a reasonable time after such termination, but shall have the right of access to the Property for a period of six months thereafter for the purpose of removing its chattels, machinery, equipment and fixtures.

10. FORCE  MAJEURE

10.1 The time for performance of any act or making any payment or any expenditure required under this Agreement shall be extended by the period of any delay or inability to perform due to fire, strikes, labour disturbances, riots, civil commotion, wars, acts of God, any present or future law or governmental regulation, any shortages of labour, equipment or materials, or any other cause not reasonably within the control of the party in default, other than lack of finances.

11. REGULATORY APPROVAL

11.1 If this Agreement is subject to the prior approval of any securities regulatory bodies, then the parties shall use their best efforts to obtain such regulatory approvals.

12.   NOTICES

12.1  Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or mailed postage prepaid or if given by telegram, telex or telecopier, addressed as follows:

In the case of the Vendor:

Kleinebar Resources Ltd.

                                           3000 Walton Avenue

                                           Coquitlam BC, Canada

                                            V3B 6V6 604-464-5099

In the case of Crestview : Crestview Development Corporation

         Suite 880, 50 West Liberty Drive

         Reno, Nevada, USA 89501

and any such notice given as aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if mailed, on the third business day following the date of mailing, or, if telegraphed, telexed or telecopied, on the same day as the telegraphing, telexing or telecopying thereof PROVIDED HOWEVER that during the period of any postal interruption in Canada any notice given hereunder by mail shall be deemed to have been given only as of the date of actual delivery of the same.  Any party may from time to time by notice in writing change its address for the purposes of this Paragraph 13.1.

13. GENERAL TERMS AND CONDITIONS

13.1 The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this Agreement.

13.2 This Agreement shall constitute the entire agreement between the parties with respect to the Property.  No representations or inducements have been made save as herein set forth.  No changes, alterations or modifications of this Agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto.  This Agreement shall supersede all previous written, oral or implied understandings between the parties with respect to the matters covered hereby.

13.3   Time shall be of the essence of this Agreement.

13.4 The titles to the sections in this Agreement shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only.

13.5 Unless otherwise noted, all currency references contained in this Agreement shall be deemed to be references to United States funds.

13.6 Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

13.7 The Schedules to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

13.8 Defined terms contained in this Agreement shall have the same meanings where used in the Schedules.

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13.9 This Agreement shall be governed by and interpreted in accordance with the laws of British Columbia and the laws of Canada applicable therein.

13.10 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

Kleinebar Resources Ltd.

by its authorized signatory

__/S/ROBERT F WEICKER

Signature of Authorised Signatory

______________________________

Name of Authorised Signatory

______________________________

Position of Authorised Signatory

CRESTVIEW DEVELOPMENT CORPORATION

by its authorized signatory:

___/S/PHILIP MCDONALD

Signature of Authorised Signatory

______________________________

Name of Authorised Signatory

______________________________

Position of Authorised Signatory

SCHEDULE “A”

CAPTAIN BLACK

PROPERTY DESCRIPTION

G.P.S. CO-ORDINATES: LATITUDE 55 11 00,

                                                                 LONGITUDE 126 41 06

OMENICA MINING DISTRICT

                                            BRITISH COLUMBIA

CANADA

List of Claims

CLAIM NUMBERS 503274 , 22 UNITS	TOWNSHIP/AREA OMENICA	CURRENT EXPIRY DATE JANUARY 13, 2006

SCHEDULE “ B”

NET SMELTER RETURNS

For the purposes of this agreement, the term “Net Smelter Returns” shall mean the net proceeds actually paid to Crestview from the sale by Crestview of minerals mined and removed from the Property, after deduction of the following:

(a)

smelting costs, treatment charges and penalties including, but not being limited to, metal losses, penalties for impurities and charges for refining, selling and handling by the smelter, refinery or other purchaser;  provided, however, in the case of leaching operations or other solution mining or beneficiation techniques, where the metal being treated is precipitated or otherwise directly derived from such leach solution, all processing and recovery costs incurred by Crestview, beyond the point at which the metal being treated is in solution, shall be considered as treatment charges;

(b)

costs of handling, transporting and insuring ores, minerals and other materials or concentrates from the Property or from a concentrator, whether situated on or off the Property, to a smelter, refinery or other place of treatment; and

(c)

ad valorem taxes and taxes based upon production, but not income taxes.

In the event Crestview commingles minerals from the Property with minerals from other properties, Crestview shall establish procedures, in accordance with sound mining and metallurgical techniques, for determining the proportional amount of the total recoverable metal content in the commingled minerals attributable to the input from each of the properties by calculating the same on a metallurgical basis, in accordance with sampling schedules and mining efficiency experience, so that production royalties applicable to minerals produced from the Property may reasonably be determined.